FOR IMMEDIATE RELEASE

July 17, 2013
Exhibit 99.1

Almost Family Announces Transactions
Repositioning its Visiting Nurse Segment Service Territories

Acquires Assets of Indiana Home Care Network with Six Indiana Locations;
Divests Two Locations in Alabama

Louisville, KY – LOUISVILLE, Ky., July 17, 2013 -- Almost Family, Inc. (NASDAQ: AFAM) today announced an agreement to acquire the assets of the Medicare-certified home health agencies owned by Indiana Home Care Network (IHCN), for $12.5 million. IHCN is a provider of home health services that operates six home health locations, primarily in northern Indiana.  IHCN produced full year 2012 revenues of $13.3 million and pre-tax income of $2.5 million before related party management fees.

Company Comments
“We are very pleased to welcome the employees of IHCN to our growing family of home health providers.  This is a significant step we’re taking in Indiana and it continues our stated strategy of densification, in which we seek to have a larger presence in tighter geography” said William B. Yarmuth, Chairman and Chief Executive officer of Almost Family.  “Through this transaction, in combination with our existing Indiana operations, we will have expanded the reach of our Senior Advocacy mission to nearly the entire state of Indiana and we will be one of the largest providers in the state.  We continue to evaluate strategic transactions to build our Company and drive shareholder value with a primary focus on building a larger presence in the states within our geographic clusters.”

The Indiana transaction, subject to regulatory approvals is expected to close within 30 days and to be funded primarily from cash on hand.

The Company also announced that it recently completed the sale of the VN segment’s only two locations in Alabama for a sale price of $3 million.  The Alabama operations, where Almost Family has never had a large presence, produced full year 2012 revenues of $6.1 million at essentially break-even operation before segment and corporate overhead.  Both transactions impact only the Company’s visiting nurse segment.

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Illinois, Pennsylvania and Indiana (in order of revenue significance after the transactions described above).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, after the transactions above, Almost Family will operate over 167 locations in 10 U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.